UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2012

MULTI-CORP INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54252	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
952 N. Western Avenue, Los Angeles, California
(Address of principal executive offices)
90029
(Zip Code)
(888) 744 - 7090
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01. Other Events.

On December 17, 2012, Multi-Corp International, Inc. (the “Corporation”) entered into an agreement with Quad Energy Corp. whereby the Corporation acquired a One Hundred Percent (100%) working interest in the Two Thousand Eight Hundred (2,800) acre Cave Pool Property (“Cave Pool”) in Eddy County, New Mexico as previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2012 and incorporated herein by reference.

On December 30, 2012, Chapman Petroleum Engineering Ltd. prepared a preliminary technical analysis report (the “Report”), attached as an exhibit hereto, of Cave Pool to identify and/or verify the potential of remaining recoverable oil from the property. The Report included the inspection of all available well logs and historical production data from the wells on the property. The report discusses Cave Pool’s Four (4) producing intervals from the Cave Pool wells, of which Two (2) intervals appear to have commercial potential. Of the producing intervals, there is One (1) predominant producing interval from the wells on the Cave Pool and up to Three (3) additional intervals of a lesser nature.

Exhibits

Exhibit 99.01	Preliminary Technical Analysis Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Multi-Corp International, Inc.

Date: January 11, 2013	By:	/s/ Robert Baker
Name: Robert Baker
Title: President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Director